EXHIBIT 99.1

                                  PRESS RELEASE

                            UNITED COMMUNITY BANCORP
               ANNOUNCES APPROVAL OF NEW STOCK REPURCHASE PROGRAM

         Lawrenceburg, Indiana. February 14, 2008. - United Community Bancorp (NASDAQ: UCBA) announced that the Company's Board of Directors has authorized a new stock repurchase program under which the Company may repurchase up to 171,728 shares of the Company's outstanding common stock, or approximately 5% of the outstanding shares held by persons other than United Community MHC. Repurchases, which will be conducted through open market purchases or privately negotiated transactions, will be made from time to time depending on market conditions and other factors. Repurchased shares will be held in treasury.

         United Community Bancorp is the holding company of United Community Bank, headquartered in Lawrenceburg, Indiana. The Bank currently operates six offices in Dearborn County, Indiana.


Contact:

United Community Bancorp
William F. Ritzmann, President and Chief Executive Officer
(812) 537-4822